UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 5, 2008 (December 5, 2008)
O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3038 Sidco Drive
Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)
(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
EX-10.1 Fourth Amendment to Credit Agreement
EX-99.1 Press Release dated December 5, 2008

Item 1.01.	Entry into a Material Definitive Agreement.
     On and effective as of December 5, 2008, O’Charley’s Inc. (the “Company”) entered into a Fourth Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement (as amended, the “Credit Agreement”), dated as of October 18, 2006, among the Company, certain subsidiaries of the Company, the Lenders referred to therein and Wachovia Bank, National Association, as Administrative Agent. Unless otherwise specified, capitalized terms used but not defined herein shall have the meaning ascribed to them in the Amendment or the Credit Agreement, as the case may be.
     The Amendment changes three of the four financial covenants in the Credit Agreement: the Maximum Adjusted Debt to EBITDAR Ratio has been increased from 4.75 to 5.25 through the end of the current fiscal year, and 5.50 thereafter; the Minimum Fixed Charge Coverage Ratio has been reduced from 1.30 to 1.25; and the Maximum Senior Secured Leverage Ratio has been reduced from 2.0 to 1.25. In addition, the definitions of EBITDA and EBITDAR have been amended to add back non-cash stock compensation charges.
     The Amendment also changes the Pricing Grid under the Credit Agreement used to determine the Applicable Margin with respect to any Loan. Under the Amendment, the Company will pay an initial rate of 300 basis points over LIBOR for drawn balances and 62.5 basis points for undrawn balances. Subsequent rates will depend upon the Company’s quarterly Adjusted Debt to EBITDAR Ratio.
     The Aggregate Commitment under the Credit Agreement has been reduced to $90 million from $100 million, and will be further reduced to $65 million by the end of the first quarter of 2010. The Company has agreed to use a portion of its cash flow, and the proceeds from potential sale-leaseback transactions, to reduce its drawn balances. The Company currently has a drawn balance of approximately $34 million, and approximately $13 million in letters of credit under the facility. The Amendment also eliminates the accordion feature under the Credit Agreement.
     Other effects of the Amendment on the Credit Agreement include elimination of the ability of the Company to repurchase shares of its capital stock and to make cash dividend payments; elimination of the ability of the Company to make Permitted Note Repurchases on its Senior Subordinated Debt or any other Subordinated Debt; and a limitation on Expansion Capital Expenditures to $8 million until all outstanding Revolving Credit Loans have been repaid and the Revolving Credit Facility remains undrawn for 45 days.
     The above summary of the Amendment is not complete and is qualified in its entirety by reference to the terms of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.
     On December 5, 2008, the Company issued a press release announcing its entry into the Amendment. As issued, the press release stated that under the Amendment the Company will pay an initial rate of 62.5 basis points over LIBOR for undrawn balances under the revolving credit facility. The press release should have stated that under the Amendment the Company will pay an initial rate of 62.5 basis points for undrawn balances. A copy of the revised press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits.

10.1	Fourth Amendment, dated as of December 5, 2008, by and among O’Charley’s Inc., as Borrower, the Lenders referred to therein, and Wachovia Bank, National Association, as Administrative Agent
99.1	Press Release dated December 5, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer, Secretary and Treasurer

Date: December 5, 2008

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Fourth Amendment, dated as of December 5, 2008, by and among O’Charley’s Inc., as Borrower, the Lenders referred to therein, and Wachovia Bank, National Association, as Administrative Agent

99.1	Press Release dated December 5, 2008